Exhibit 8.1

January 20, 2017

Presbia PLC

120/121 Baggot Street Lower

Dublin 2 Ireland

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special U.S. counsel to Presbia PLC, an Irish incorporated public limited company (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission, with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of up to $13,500,000 of ordinary shares, par value $0.001 per share, of the Registrant (the “Ordinary Shares”) issuable upon exercise of non-transferable subscription rights (the “Rights”) to be distributed to holders of record of Ordinary Shares as described in the prospectus (the “Prospectus”) forming a part of the Registration Statement.

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement, the Prospectus, and such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion and we have assumed that the offering of the Rights will be consummated as described in the Registration Statement. In addition, in rendering our opinion we have relied upon certain representations and information provided to us and statements of factual matters made by the Registrant, which we have neither investigated nor verified. We have assumed that such representations, information, and statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such representations, information or statements will be taken. We have also assumed that all statements made “to the best knowledge of” or “beliefs,” of any persons will be true, correct, and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned representations, information, statements, and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Registrant in connection with the Registrant’s distribution of the Rights. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

Based upon and subject to the foregoing, as well as the limitations set forth below and in the Prospectus, under presently applicable United States federal income tax law, the statements of law with respect to the receipt, lapse, and exercise of the Rights set forth in the Prospectus under the section heading “Material U.S. Federal and Ireland Income Tax Consequences” constitute our opinion as to the United States federal income tax considerations of the receipt, lapse and exercise of the Rights.

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No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences related to the Rights under any non-United States, or any state or local tax law. Furthermore, our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

We hereby consent to the discussion of United States federal income tax law in the Prospectus under the heading “Material U.S. Federal and Ireland Income Tax Consequences” and the filing of this opinion as an exhibit to the Registration Statement. We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ LOWENSTEIN SANDLER LLP